UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Washington Street, Braintree, Massachusetts		02184-7535
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

On February 16, 2006, Clean Harbors, Inc. (“the Company”) issued a press release updating the financial guidance that the Company had provided on November 7, 2005 for the fourth quarter ended December 31, 2005. A copy of that press release is furnished with this report as Exhibit 99.1.

 Item 7.01               Regulation FD Disclosure.

The Company is scheduled to give a presentation at 10:00 a.m. EST on Friday, February 17, 2006 at the Deutsche Bank Securities 2006 Small Cap Growth Conference in Naples, Florida. Alan S. McKim, Chief Executive Officer, and James M. Rutledge, Chief Financial Officer, will give the Company’s presentation. The conference features presentations from members of senior management of companies representing a variety of industrial sectors. The Company’s presentation will be broadcast via live and replay audio webcast. The link for the webcast will be available after the presentation on the Company’s website at www.cleanharbors.com, and clicking on the appropriate link under the Investor Relations section.

99.1         Press Release dated February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

February 16, 2006	/s/ James M. Rutledge
Executive Vice President and Chief Financial Officer